Exhibit 99.1

Media Contact:
Ameresco: Leila Dillon, 508-661-2264, news@ameresco.com
Investor Relations: Eric Prouty, AdvisIRy Partners, 212.750.5800, eric.prouty@advisiry.com
Lynn Morgen, AdvisIRy Partners, 212.750.5800, lynn.morgen@advisiry.com

Ameresco Announces Departure of Chief Financial Officer

FRAMINGHAM, MA, August 19, 2026 – Ameresco, Inc., (NYSE: AMRC), a leading energy infrastructure company, today announced that, effective September 25, 2026, Mark Chiplock has resigned as Chief Financial Officer to accept a CFO position at a private equity-owned company in a different industry.

“We appreciate the significant contributions Mark has made to our company during his tenure with us, and the strong financial team that he has built and mentored. Mark has been a valuable member of our executive leadership, and we are grateful for his leadership and wish him continued success in his new opportunity,” said George Sakellaris, CEO.

Mark will continue to serve as CFO through September 25, 2026, and will support an orderly transition of his responsibilities.

Ameresco is pleased to reiterate its guidance for full year 2026 revenue of $2.0 billion to $2.2 billion, Adjusted EBITDA of $250 million to $270 million, and Non-GAAP EPS of $1.15 to $1.35.

The company has begun a search to identify its next Chief Financial Officer who will join us in leading the company during this next transformation period of growth.

About Ameresco, Inc.
Ameresco, Inc. (NYSE: AMRC) is a leading energy infrastructure company delivering integrated solutions to create reliable power and modernize infrastructure. The company’s Power Infrastructure business integrates energy resources across behind-the-meter and utility-scale systems. Its Buildings & Public Infrastructure business modernizes the built environment with smart, connected solutions that optimize performance and enhance resilience. Ameresco is a trusted full lifecycle partner, delivering over $15 billion in solutions and contracting over 5 GW of energy resources since its founding in 2000. Headquartered in Massachusetts, Ameresco serves public and private sector customers across North America and Europe. Learn more at www.ameresco.com.

Safe Harbor Statement This release contains forward-looking statements within the meaning of Section 21E of the Exchange Act, and Section 27A of the Securities Act. Statements that do not relate strictly to historical or current facts are forward-looking.

Without limiting the generality of the foregoing, forward-looking statements contained herein specifically include expectations about market conditions, growth opportunities, financial guidance including estimated future revenues, net income, adjusted EBITDA, Non-GAAP EPS, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions .The forward-looking statements included herein involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. These risks and uncertainties include, but are not limited to: (i) demand for our energy efficiency and infrastructure solutions and our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures or other co-investment vehicles and expand into new lines of business); (ii) the timing of, and ability to, enter into contracts for awarded projects on the terms proposed or at all; (iii) the timing of work we do on projects where we recognize revenue on a percentage of completion basis; (iv) the ability to perform under signed contracts without delay and in accordance with their terms and the potential for liquidated and other damages we may be subject to; (v) the fiscal health of the government and the impact of any government shutdowns; (vi) our ability to complete and operate our projects on a profitable basis and as committed to our customers; (vii) our cash flows from operations and our ability to arrange financing to fund our operations and projects; (viii) our customers’ ability to finance their projects and credit risk from our customers; (ix) our ability to comply with covenants in our existing debt agreements; (x) the impact of macroeconomic challenges, weather related events and climate change; (xi) our reliance on third parties for our construction and installation work; (xii) availability and cost of labor and equipment; (xiii) global supply chain challenges, component shortages and inflationary pressures; (xiv) changes in federal, state and local government policies and programs related to our business; (xv) the ability of customers to cancel or defer contracts included in our backlog; (xvi) the output and performance of our energy plants and energy projects; (xvii) cybersecurity incidents and breaches; (xviii) regulatory and other risks inherent to constructing and operating energy assets; (xix) the effects of and ability to close our acquisitions and joint ventures; (xx) seasonality in construction and in demand for our products and services; (xxi) a customer’s decision to delay our work on, or other risks involved with, a particular project; (xxii) the addition of new customers or the loss of existing customers; (xxiii) market price of our Class A Common stock prevailing from time to time; (xxiv) the nature of other investment opportunities presented to our Company from time to time; (xxv) risks related to our international operation and international growth strategy; and (xxvi) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this press release.